Exhibit 99.1

News Release

From:	Exelon Corporation	FOR IMMEDIATE RELEASE
Corporate Communications
P.O. Box 805379
Chicago, IL 60680-5379

Contact:	Jennifer Medley, Media Relations
312.394.7189
Michael Metzner, Investor Relations
312.394.7696

Exelon Announces Fourth Quarter Earnings and
Reports $2.78 Per Diluted Share for Full Year; Declares Quarterly Dividend

Chicago (January 25, 2005) — Exelon Corporation’s (Exelon) fourth quarter 2004 consolidated earnings prepared in accordance with GAAP were $363 million, or $0.54 per diluted share, compared with $274 million, or $0.41 per diluted share, in 2003. Full year 2004 consolidated earnings prepared in accordance with GAAP were $1,864 million, or $2.78 per diluted share, compared with $905 million, or $1.38 per diluted share, in 2003.

Exelon’s adjusted (non-GAAP) operating earnings for the fourth quarter of 2004 were $391 million, or $0.58 per diluted share, compared with $382 million, or $0.58 per diluted share, for the same period in 2003. The slight increase in year-over-year adjusted (non-GAAP) operating earnings was primarily due to the acquisition of the second half of AmerGen Energy Company, LLC (AmerGen) in late 2003, higher margins at Exelon Generation Company, LLC (Exelon Generation) and cost savings related to The Exelon Way program, partially offset by higher taxes other than income taxes and unfavorable mark-to-market adjustments. Adjusted (non-GAAP) operating earnings for the quarter included an unrealized mark-to-market loss of $0.04 per share from non-trading activities at Exelon Generation and an estimated negative $0.02 per share from reduced kWh sales at Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO) due to milder than normal winter weather in the fourth quarter. Excluding these two items, which were not considered in the company’s fourth quarter earnings guidance, adjusted (non-GAAP) operating earnings would have been $0.64 per diluted share.

Adjusted (non-GAAP) operating earnings is a non-GAAP financial measure. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2004 do not include the following items that are included in reported GAAP earnings (all after-tax):

•	Earnings of $23 million, or $0.04 per diluted share, from investments in synthetic fuel-producing facilities.

•	Severance and severance-related costs related to The Exelon Way of $19 million, or $0.03 per diluted share.

•	Charges totaling $14 million, or $0.02 per diluted share, for premiums paid on and other charges associated with debt repurchases under ComEd’s accelerated liability management plan.

•	Charges of $11 million, or $0.02 per diluted share, associated with Exelon Generation’s investment in Sithe Energies, Inc. (Sithe).

•	Costs of $4 million related to the proposed merger with Public Service Enterprise Group Incorporated (PSEG) and charges of $3 million associated with Boston Generating LLC (Boston Generating), totaling $0.01 per diluted share.

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2003 did not include the following items that were included in reported GAAP earnings (all after-tax):

•	Severance and severance-related costs related to The Exelon Way of $54 million, or $0.09 per diluted share.

•	Impairment charges totaling $20 million, or $0.03 per diluted share, at Exelon Enterprises Company, LLC (Enterprises), including long-lived and other asset impairments at Exelon Services, Inc. (Services), asset impairments associated with a communications investment, impairment of an equity method investment held by Exelon Thermal Holdings, Inc. (Thermal) and other wind-down costs. These charges were associated with the anticipated dispositions of these entities in 2004.

•	A goodwill impairment charge of $19 million, or $0.03 per diluted share, at Services.

•	A charge of $15 million, or $0.02 per diluted share, associated with Exelon Generation’s investment in Sithe.

Full year 2004 adjusted (non-GAAP) operating earnings were $2.78 per diluted share, up 6.5 percent over 2003 adjusted (non-GAAP) operating earnings of $2.61 per diluted share. The full year adjusted (non-GAAP) operating earnings improvement was due to a number of factors including strong core growth in retail volumes, higher generation margins, the acquisition of the second half of AmerGen in 2003, cost savings related to The Exelon Way, reduced losses at Enterprises and lower interest expense. Partially offsetting these favorable year-over-year earnings drivers were lower competitive transition charge (CTC) revenue, as expected, at ComEd; milder than normal weather; higher depreciation and amortization expense; and higher taxes other than income taxes. Adjusted (non-GAAP) operating earnings for the year included an unrealized mark-to-market loss of $0.01 per share from non-trading activities at Exelon Generation and an estimated negative $0.11 per share from reduced kWh sales at ComEd and PECO due to milder than normal weather. The company’s full year earnings guidance assumed normal weather and no mark-to-market adjustments.

“We were able to increase full year operating earnings per share by 6.5 percent over last year, despite a very mild summer in both Chicago and Philadelphia that reduced earnings in our energy delivery business by about $0.09 per share compared with 2003. Our strong performance in 2004 demonstrates healthy growth in our core business and a successful cost reduction program,” said John W. Rowe, Exelon’s chairman, president and CEO. “With $2.78

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of adjusted (non-GAAP) operating earnings per share in 2004, Exelon has achieved nearly 10 percent average annual EPS growth since its formation in late 2000.”

2005 Earnings Outlook
Rowe added, “We are raising our 2005 adjusted (non-GAAP) operating earnings guidance to $2.90 to $3.10 per share to reflect normalized 2004 results of $2.90 per share and our confidence in continued strong earnings growth this year driven by 1.5 to 2.0 percent core load growth, higher realized generation margins and continued cost savings.”

Exelon’s outlook for adjusted (non-GAAP) operating earnings excludes income resulting from investments in synthetic fuel-producing facilities, the financial impact of the company’s investment in Sithe and merger-related costs. Giving consideration to these factors, Exelon estimates 2005 GAAP earnings will fall in the range of $2.95 to $3.15 per share. This estimate does not include any impact of future changes to GAAP. First quarter adjusted (non-GAAP) operating earnings are expected to be between $0.50 and $0.75 per share. Earnings guidance is based on the assumption of normal weather.

Quarterly Common Dividend Declared
The Board of Directors of Exelon declared a regular quarterly dividend of $0.40 per share on Exelon’s common stock. The dividend is payable on March 10, 2005 to shareholders of record of Exelon at 5:00 p.m. New York Time on February 15, 2005.

Fourth Quarter Highlights

•	Proposed Merger with PSEG: On December 20, 2004, Exelon entered into an agreement to merge with PSEG, a public electric and gas utility company located primarily in New Jersey. The merger is contingent upon, among other things, the approval by the shareholders of both companies, antitrust clearance and a number of regulatory approvals or reviews.

Under the merger agreement, each common share of PSEG will be converted into 1.225 shares of Exelon common stock. Following the merger, Exelon shareholders will own approximately 68 percent and PSEG stockholders will own approximately 32 percent of the combined company.

•	Nuclear Operating Services Contract: In connection with the proposed merger, Exelon and PSEG entered into a Nuclear Operating Services Contract that commenced on January 17, 2005. Under the agreement, Exelon is supplying senior personnel to oversee daily plant operations and to implement the Exelon Nuclear Management Model, which defines proven practices that Exelon has used to manage its successful nuclear performance improvement program. This will assist PSEG in improving the operations of the Salem nuclear facility, which is jointly owned with Exelon, and the adjacent Hope Creek nuclear facility. PSEG will remain as the license holder and will retain responsibility for management oversight until the close of the merger, and will have full authority with respect to marketing of its share of the output from the facilities.

•	Sale of Sithe: On November 1, 2004, Exelon Generation entered into an agreement to sell Sithe to Dynegy Inc. for $135 million in cash. Prior to closing the sale, Exelon expects to receive approximately $60 million in cash distributions from Sithe. The sale will enable Exelon to deconsolidate from its balance sheet approximately $820 million of debt associated with the Independence plant. Exelon expects that the sale will not materially impact future earnings. The sale of Sithe is subject to federal and state regulatory approvals. The parties anticipate closing in the first quarter of 2005.

•	Nuclear Operations: Exelon Generation’s nuclear fleet produced 33,653 GWhs (including 5,213 GWhs by the AmerGen plants) in the fourth quarter of 2004, compared

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with 28,400 GWhs output (excluding AmerGen) in the fourth quarter of 2003. The fleet, including AmerGen, achieved a capacity factor of 91.4 percent for the fourth quarter of 2004, compared with 89.6 percent for the fourth quarter of 2003. Exelon Nuclear completed three scheduled refueling outages totaling 90 days in the fourth quarter of 2004 versus three totaling 117 days in the fourth quarter of 2003. In addition, the Salem plant, which is operated by PSEG and 42.59 percent owned by Exelon, had no scheduled refueling outages in the fourth quarter of 2004 versus one scheduled refueling outage in the fourth quarter of 2003. During the fourth quarter of 2004, the scheduled refueling outage at Dresden Unit 3 was extended longer than planned; and Dresden Unit 2 was brought offline to repair the generator rotors in both units. The extended outage and the unplanned outage resulted in $9 million after-tax higher operating and maintenance expenses. Exelon Nuclear achieved a 93.5 percent capacity factor for the full year 2004 compared with 93.4 percent for 2003.

•	ComEd Liability Management Plan: In the fourth quarter of 2004, ComEd repaid $433 million of first mortgage bonds and notes of various series under its accelerated liability management plan (Plan). Under this Plan, ComEd retired or redeemed $1.2 billion of its long-term debt in 2004, excluding the retirement of transition debt.

BUSINESS UNIT RESULTS

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery’s net income in the fourth quarter of 2004 was $248 million compared with net income of $250 million in the fourth quarter of 2003. Fourth quarter 2004 net income included an after-tax charge of $14 million related to debt retirement charges associated with ComEd’s accelerated liability management plan. Fourth quarter 2004 and 2003 net income included after-tax severance and severance-related costs related to The Exelon Way of $7 million and $41 million, respectively. Excluding these items, Energy Delivery’s net income decreased $22 million compared to the same quarter last year, primarily due to higher taxes other than income taxes; decreased revenue net fuel driven by lower transmission revenues at ComEd; and increased depreciation and amortization expense, primarily related to higher plant balances at both ComEd and PECO and competitive transition charge amortization at PECO, partially offset by lower interest costs.

Heating degree-days for the fourth quarter of 2004 in the ComEd service territory were down 2 percent relative to the same period in 2003 and were 10 percent below normal. In the PECO service territory, heating degree-days were up 1 percent compared with 2003 and were 5 percent below normal. Retail kWh deliveries increased 4 percent for ComEd, with a 4 percent increase in deliveries to the residential customer class. PECO’s retail kWh deliveries increased 2 percent overall, with residential deliveries up 2 percent. Energy Delivery’s fourth quarter 2004 revenues were $2,436 million, up 4 percent from $2,352 million in 2003. Weather did not have a significant impact on fourth quarter 2004 earnings per share relative to 2003 but decreased fourth quarter 2004 earnings per share by approximately $0.02 relative to the normal weather that was incorporated in earnings guidance.

Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. Generation’s 2003 results have been adjusted to include Exelon Energy, which was transferred to Generation as of January 1, 2004. Fourth quarter 2004 net income was $74 million compared with $92 million in the fourth quarter of 2003. Fourth quarter 2004 net income included after-tax charges associated with Exelon Generation’s investment in Sithe of $11 million, severance and severance-related

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after-tax charges associated with The Exelon Way of $9 million and charges associated with Boston Generating of $3 million. Fourth quarter 2003 net income included after-tax charges associated with Exelon Generation’s investment in Sithe of $15 million and severance and severance-related after-tax charges associated with The Exelon Way of $11 million. Fourth quarter 2004 net income also included an after-tax unrealized mark-to-market loss, excluding Sithe, of $25 million from non-trading activities compared with a $4 million after-tax unrealized mark-to-market loss, excluding Boston Generating, in the fourth quarter of 2003. Excluding the impact of the items listed above, Generation’s net income was comparable with the same quarter last year, primarily due to the acquisition of the remaining 50 percent of AmerGen, higher generation margins, lower operating and maintenance expense related to nuclear operations, and increased earnings at Exelon Energy, offset by several favorable adjustments in the fourth quarter of 2003 related to taxes other than income taxes and income generated by Boston Generating in 2003.

Energy sales, exclusive of trading volumes, totaled 48,109 GWhs for the fourth quarter of 2004 compared with 54,348 GWhs in 2003, reflecting the adoption of a new accounting standard (EITF 03-11) that required certain energy transactions to be netted within revenues, partially offset by the acquisition of the remaining 50 percent of AmerGen which resulted in 1,584 GWhs of additional sales in 2004. The new standard resulted in a reduction of 6,907 GWhs for the fourth quarter of 2004. The remaining GWh variance was primarily driven by lower fossil and hydro generation and the decision not to renew the Midwest Generation options, partially offset by higher sales to PECO and ComEd due to higher deliveries to their residential and large commercial and industrial customers. Generation’s fourth quarter 2004 revenues were $1,785 million, down 9 percent from fourth quarter 2003 revenues of $1,965 million due to the sale of Boston Generating and the adoption of EITF 03-11. These drivers were partially offset by the acquisition of the remaining 50 percent of AmerGen and the consolidation of Generation’s investment in Sithe Energies, Inc. as of March 31, 2004. The adoption of EITF 03-11 resulted in reductions in revenues, purchased power expense and fuel expense of $255 million, $251 million and $4 million, respectively, but had no impact on net income. Revenues and expenses from prior periods were not affected.

Generation’s revenue, net of purchased power and fuel expense, increased by $173 million in the fourth quarter of 2004 compared with the fourth quarter of 2003 excluding the mark-to-market impact in both years. The incremental 2004 revenue net fuel contribution, excluding mark-to-market, from AmerGen and Sithe was $164 million, while 2003 included $24 million from Boston Generating. Excluding these items, the change in revenue, net of purchased power and fuel expense, increased $33 million quarter over quarter primarily due to higher realized wholesale prices, lower capacity payments to Midwest Generation and forward hedging of fossil fuel costs. Generation’s average realized margin on all sales, excluding trading activity, was $13.15 per MWh in the fourth quarter of 2004 compared with $10.72 per MWh in the fourth quarter of 2003.

Exelon Enterprises consists primarily of the remaining electrical contracting business of F&M Holdings, LLC and other minor investments, most of which are in the process of being sold or shut down. Enterprises’ 2003 results have been adjusted to exclude Exelon Energy, which was transferred to Generation as of January 1, 2004. Enterprises’ fourth quarter 2004 net loss was $13 million compared to a fourth quarter 2003 net loss of $68 million. During the fourth quarter of 2003, Enterprises recorded an after-tax goodwill impairment charge of $19 million at Services, after-tax impairment charges totaling $15 million related to the wind-down of Services and other Enterprises entities, and an after-tax impairment charge of $5 million related to an equity method investment held by Thermal. Enterprises reported significant decreases in revenues and operating and maintenance expense mainly due to the sale or wind-down of its operations.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude non-operational items as well as significant one-time charges or credits that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional Earnings Release Attachments, which include these reconciliations on pages 7 and 8, are posted on Exelon’s web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on January 25, 2005.

Conference call information: Exelon has scheduled a conference call for 8 AM ET (7 AM CT) on January 26, 2005. The call-in number in the U.S. is 888-802-8581, and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until February 11th. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 5568629.

Certain of the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation’s 2003 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 19, ComEd—Note 15, PECO—Note 14 and Generation—Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.1 million customers and $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.1 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended December 31, 2004 and 2003 *	1
Consolidating Statements of Income — Twelve Months Ended December 31, 2004 and 2003 *	2
Business Segment Comparative Income Statements — Energy Delivery and Generation — Three and Twelve Months Ended December 31, 2004 and 2003 *	3
Business Segment Comparative Income Statements — Enterprises and Corporate and Eliminations — Three and Twelve Months Ended December 31, 2004 and 2003	4
Consolidated Balance Sheets — December 31, 2004 and 2003	5
Consolidated Statements of Cash Flows — Twelve Months Ended December 31, 2004 and 2003	6
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended December 31, 2004 and 2003 *	7
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Twelve Months Ended December 31, 2004 and 2003 *	8
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended December 31, 2004 and 2003	9
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Twelve Months Ended December 31, 2004 and 2003	10
Electric Sales Statistics — Three and Twelve Months Ended December 31, 2004 and 2003	11
Energy Delivery Sales Statistics — Three Months Ended December 31, 2004 and 2003	12
Energy Delivery Sales Statistics — Twelve Months Ended December 31, 2004 and 2003	13
Exelon Generation Power Marketing Statistics — Three and Twelve Months Ended December 31, 2004 and 2003	14

*	Certain reclassifications have been made for comparative purposes between operating and maintenance expense and other, net in Exelon’s and Generation’s statements of income related to decommissioning accounting presentation. These reclassifications had no effect on 2003 net income as reported.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended December 31, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$2,436	$1,785	$6	$(849)	$3,378

Operating expenses
Purchased power	963	501	—	(844)	620
Fuel	160	417	—	(3)	574
Operating and maintenance	386	628	22	20	1,056
Depreciation and amortization	224	76	—	24	324
Taxes other than income	126	34	—	3	163

Total operating expenses	1,859	1,656	22	(800)	2,737

Operating income (loss)	577	129	(16)	(49)	641

Other income and deductions
Interest expense	(155)	(44)	—	(17)	(216)
Distributions on preferred securities of subsidiaries	(1)	—	—	—	(1)
Equity in losses of unconsolidated affiliates	(13)	(7)	1	(36)	(55)
Other, net	(1)	14	(1)	7	19

Total other income and deductions	(170)	(37)	—	(46)	(253)

Income (loss) before income taxes and minority interest	407	92	(16)	(95)	388

Income taxes	159	28	(3)	(149)	35

Income (loss) before minority interest	248	64	(13)	54	353

Minority interest	—	10	—	—	10

Net income (loss)	$248	$74	$(13)	$54	$363

	Three Months Ended December 31, 2003
	Energy				Exelon
	Delivery	Generation (a)	Enterprises (a)	Corp/Elim	Consolidated
Operating revenues	$2,352	$1,965	$115	$(855)	$3,577

Operating expenses
Purchased power	887	720	—	(840)	767
Fuel	134	491	—	1	626
Operating and maintenance	435	476	207	28	1,146
Depreciation and amortization	214	57	2	11	284
Taxes other than income	84	4	4	—	92

Total operating expenses	1,754	1,748	213	(800)	2,915

Operating income (loss)	598	217	(98)	(55)	662

Other income and deductions
Interest expense	(182)	(25)	(2)	(12)	(221)
Distributions on preferred securities of subsidiaries	(8)	—	—	—	(8)
Equity in losses of unconsolidated affiliates	—	(42)	(4)	(3)	(49)
Other, net	2	(28)	(5)	(5)	(36)

Total other income and deductions	(188)	(95)	(11)	(20)	(314)

Income (loss) before income taxes and minority interest	410	122	(109)	(75)	348

Income taxes	160	28	(41)	(74)	73

Income (loss) before minority interest	250	94	(68)	(1)	275

Minority interest	—	(2)	—	1	(1)

Net income (loss)	$250	$92	$(68)	$—	$274

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. The results for the three months ended December 31, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during that period.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Twelve Months Ended December 31, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$10,290	$7,938	$155	$(3,868)	$14,515

Operating expenses
Purchased power	4,232	2,325	—	(3,830)	2,727
Fuel	528	1,845	—	(18)	2,355
Operating and maintenance	1,444	2,273	211	48	3,976
Depreciation and amortization	928	294	1	82	1,305
Taxes other than income	527	171	5	16	719

Total operating expenses	7,659	6,908	217	(3,702)	11,082

Operating income (loss)	2,631	1,030	(62)	(166)	3,433

Other income and deductions
Interest expense	(672)	(167)	(13)	(53)	(905)
Distributions on preferred securities of subsidiaries	(3)	—	—	—	(3)
Equity in losses of unconsolidated affiliates	(44)	(14)	(1)	(94)	(153)
Other, net	(78)	143	69	6	140

Total other income and deductions	(797)	(38)	55	(141)	(921)

Income (loss) before income taxes, minority interest and cumulative effect of changes in accounting principles	1,834	992	(7)	(307)	2,512

Income taxes	706	372	6	(392)	692

Income (loss) before minority interest and cumulative effect of changes in accounting principles	1,128	620	(13)	85	1,820

Minority interest	—	21	—	—	21

Income (loss) before cumulative effect of changes in accounting principles	1,128	641	(13)	85	1,841

Cumulative effect of changes in accounting principles, net of income taxes	—	32	(9)	—	23

Net income (loss)	$1,128	$673	$(22)	$85	$1,864

	Twelve Months Ended December 31, 2003
	Energy				Exelon
	Delivery	Generation (a)	Enterprises (a)	Corp/Elim	Consolidated
Operating revenues	$10,202	$8,760	$923	$(4,073)	$15,812

Operating expenses
Purchased power	4,178	3,630	—	(3,967)	3,841
Fuel	419	2,115	—	—	2,534
Impairment of Boston Generating, LLC long-lived assets	—	945	—	—	945
Operating and maintenance	1,669	1,886	1,027	(74)	4,508
Depreciation and amortization	873	201	24	28	1,126
Taxes other than income	440	121	11	9	581

Total operating expenses	7,579	8,898	1,062	(4,004)	13,535

Operating income (loss)	2,623	(138)	(139)	(69)	2,277

Other income and deductions
Interest expense	(747)	(89)	(9)	(36)	(881)
Distributions on preferred securities of subsidiaries	(39)	—	—	—	(39)
Equity in earnings (losses) of unconsolidated affiliates	—	49	(5)	(11)	33
Other, net	51	(267)	(35)	(10)	(261)

Total other income and deductions	(735)	(307)	(49)	(57)	(1,148)

Income (loss) before income taxes, minority interest and cumulative effect of a change in accounting principle	1,888	(445)	(188)	(126)	1,129

Income taxes	718	(190)	(70)	(127)	331

Income (loss) before minority interest and cumulative effect of a change in accounting principle	1,170	(255)	(118)	1	798

Minority interest	—	(4)	1	(2)	(5)

Income (loss) before cumulative effect of a change in accounting principle	1,170	(259)	(117)	(1)	793

Cumulative effect of a change in accounting principle, net of income taxes	5	108	(1)	—	112

Net income (loss)	$1,175	$(151)	$(118)	$(1)	$905

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. The results for the twelve months ended December 31, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during that period.

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$2,436	$2,352	$84	$10,290	$10,202	$88

Operating expenses
Purchased power	963	887	76	4,232	4,178	54
Fuel	160	134	26	528	419	109
Operating and maintenance	386	435	(49)	1,444	1,669	(225)
Depreciation and amortization	224	214	10	928	873	55
Taxes other than income	126	84	42	527	440	87

Total operating expenses	1,859	1,754	105	7,659	7,579	80

Operating income	577	598	(21)	2,631	2,623	8

Other income and deductions
Interest expense	(155)	(182)	27	(672)	(747)	75
Distributions on preferred securities of subsidiaries	(1)	(8)	7	(3)	(39)	36
Equity in losses of unconsolidated affiliates	(13)	—	(13)	(44)	—	(44)
Other, net	(1)	2	(3)	(78)	51	(129)

Total other income and deductions	(170)	(188)	18	(797)	(735)	(62)

Income before income taxes and cumulative effect of a change in accounting principle	407	410	(3)	1,834	1,888	(54)

Income taxes	159	160	(1)	706	718	(12)

Income before cumulative effect of a change in accounting principle	248	250	(2)	1,128	1,170	(42)

Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	5	(5)

Net income	$248	$250	$(2)	$1,128	$1,175	$(47)

	Generation (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$1,785	$1,965	$(180)	$7,938	$8,760	$(822)

Operating expenses
Purchased power	501	720	(219)	2,325	3,630	(1,305)
Fuel	417	491	(74)	1,845	2,115	(270)
Impairment of Boston Generating, LLC long-lived assets	—	—	—	—	945	(945)
Operating and maintenance	628	476	152	2,273	1,886	387
Depreciation and amortization	76	57	19	294	201	93
Taxes other than income	34	4	30	171	121	50

Total operating expenses	1,656	1,748	(92)	6,908	8,898	(1,990)

Operating income (loss)	129	217	(88)	1,030	(138)	1,168

Other income and deductions
Interest expense	(44)	(25)	(19)	(167)	(89)	(78)
Equity in earnings (losses) of unconsolidated affiliates	(7)	(42)	35	(14)	49	(63)
Other, net	14	(28)	42	143	(267)	410

Total other income and deductions	(37)	(95)	58	(38)	(307)	269

Income (loss) before income taxes, minority interest and cumulative effect of changes in accounting principles	92	122	(30)	992	(445)	1,437

Income taxes	28	28	—	372	(190)	562

Income (loss) before minority interest and cumulative effect of changes in accounting principles	64	94	(30)	620	(255)	875

Minority interest	10	(2)	12	21	(4)	25

Income (loss) before cumulative effect of changes in accounting principles	74	92	(18)	641	(259)	900

Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	32	108	(76)

Net income (loss)	$74	$92	$(18)	$673	$(151)	$824

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. Generation’s results for the three and twelve months ended December 31, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during those periods.

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Enterprises (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$6	$115	$(109)	$155	$923	$(768)

Operating expenses
Operating and maintenance	22	207	(185)	211	1,027	(816)
Depreciation and amortization	—	2	(2)	1	24	(23)
Taxes other than income	—	4	(4)	5	11	(6)

Total operating expenses	22	213	(191)	217	1,062	(845)

Operating loss	(16)	(98)	82	(62)	(139)	77

Other income and deductions
Interest expense	—	(2)	2	(13)	(9)	(4)
Equity in losses of unconsolidated affiliates	1	(4)	5	(1)	(5)	4
Other, net	(1)	(5)	4	69	(35)	104

Total other income and deductions	—	(11)	11	55	(49)	104

Loss before income taxes, minority interest and cumulative effect of changes in accounting principles	(16)	(109)	93	(7)	(188)	181

Income taxes	(3)	(41)	38	6	(70)	76

Loss before minority interest and cumulative effect of changes in accounting principles	(13)	(68)	55	(13)	(118)	105

Minority interest	—	—	—	—	1	(1)

Loss before cumulative effect of changes in accounting principles	(13)	(68)	55	(13)	(117)	104

Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	(9)	(1)	(8)

Net loss	$(13)	$(68)	$55	$(22)	$(118)	$96

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. Enterprises’ results for the three and twelve months ended December 31, 2003 have been adjusted to exclude the financial impact of Exelon Energy Company for those periods.

	Corporate and Eliminations
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$(849)	$(855)	$6	$(3,868)	$(4,073)	$205

Operating expenses
Purchased power	(844)	(840)	(4)	(3,830)	(3,967)	137
Fuel	(3)	1	(4)	(18)	—	(18)
Operating and maintenance	20	28	(8)	48	(74)	122
Depreciation and amortization	24	11	13	82	28	54
Taxes other than income	3	—	3	16	9	7

Total operating expenses	(800)	(800)	—	(3,702)	(4,004)	302

Operating loss	(49)	(55)	6	(166)	(69)	(97)

Other income and deductions
Interest expense	(17)	(12)	(5)	(53)	(36)	(17)
Equity in losses of unconsolidated affiliates	(36)	(3)	(33)	(94)	(11)	(83)
Other, net	7	(5)	12	6	(10)	16

Total other income and deductions	(46)	(20)	(26)	(141)	(57)	(84)

Loss before income taxes and minority interest	(95)	(75)	(20)	(307)	(126)	(181)

Income taxes	(149)	(74)	(75)	(392)	(127)	(265)

Income (loss) before minority interest	54	(1)	55	85	1	84

Minority interest	—	1	(1)	—	(2)	2

Net income (loss)	$54	$—	$54	$85	$(1)	$86

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31,	December 31,
	2004	2003
Current assets
Cash and cash equivalents	$528	$493
Restricted cash and investments	31	97
Accounts receivable, net
Customers	1,649	1,567
Other	409	676
Mark-to-market derivative assets	403	337
Inventories — fossil fuel	230	212
Inventories — materials and supplies	312	310
Notes receivable from affiliate	—	92
Deferred income taxes	68	122
Assets held for sale	—	242
Other	296	413

Total current assets	3,926	4,561

Property, plant and equipment, net	21,482	20,630

Deferred debits and other assets
Regulatory assets	4,790	5,226
Nuclear decommissioning trust funds	5,262	4,721
Investments	804	955
Goodwill	4,705	4,719
Mark-to-market derivative assets	383	133
Other	1,418	991

Total deferred debits and other assets	17,362	16,745

Total assets	$42,770	$41,936

Liabilities and shareholders’ equity
Current liabilities
Commercial paper	$490	$326
Notes payable to Sithe Energies, Inc.	—	90
Long-term debt due within one year	427	1,385
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	486	470
Accounts payable	1,255	1,238
Mark-to-market derivative liabilities	598	584
Accrued expenses	1,143	1,260
Liabilities held for sale	—	61
Other	483	306

Total current liabilities	4,882	5,720

Long-term debt	7,292	7,889
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	4,311	5,055
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,488	4,320
Unamortized investment tax credits	275	288
Asset retirement obligation	3,981	2,997
Pension obligations	1,993	1,668
Non-pension postretirement benefits obligations	1,065	1,053
Spent nuclear fuel obligation	878	867
Regulatory liabilities	2,204	1,891
Mark-to-market derivative liabilities	323	141
Other	981	912

Total deferred credits and other liabilities	16,188	14,137

Total liabilities	33,218	33,346

Minority interest of consolidated subsidiaries	42	—
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	7,598	7,292
Treasury stock, at cost	(82)	—
Retained earnings	3,353	2,320
Accumulated other comprehensive loss	(1,446)	(1,109)

Total shareholders’ equity	9,423	8,503

Total liabilities and shareholders’ equity	$42,770	$41,936

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended
	December 31,
	2004	2003
Cash flows from operating activities
Net income	$1,864	$905
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,933	1,677
Other decommissioning-related activities	169	41
Cumulative effect of changes in accounting principles (net of income taxes)	(23)	(112)
Impairment of investments	10	309
Impairment of goodwill and other long-lived assets	1	990
Deferred income taxes and amortization of investment tax credits	202	(36)
Provision for uncollectible accounts	87	94
Equity in losses (earnings) of unconsolidated affiliates	153	(33)
Losses (gains) on sales of investments and wholly owned subsidiaries	(162)	25
Net realized losses (gains) on nuclear decommissioning trust funds	(72)	16
Other operating activities	(32)	19
Changes in assets and liabilities:
Receivables	183	(100)
Inventories	(60)	(54)
Other current assets	87	(68)
Accounts payable, accrued expenses and other current liabilities	160	(144)
Net realized and unrealized mark-to-market and hedging transactions	49	(10)
Pension and non-pension postretirement benefit obligations	(270)	(144)
Other noncurrent assets and liabilities	119	9

Net cash flows provided by operating activities	4,398	3,384

Cash flows from investing activities
Capital expenditures	(1,921)	(1,954)
Proceeds from liquidated damages	—	92
Proceeds from nuclear decommissioning trust fund sales	2,320	2,341
Investment in nuclear decommissioning trust funds	(2,587)	(2,564)
Collection of other notes receivable	59	35
Proceeds from sales of investments and wholly owned subsidiaries	329	263
Proceeds from sales of long-lived assets	52	10
Acquisitions of businesses, net of cash acquired	—	(272)
Investment in synthetic fuel-producing facilities	(56)	—
Change in restricted cash	55	(92)
Net cash increase from consolidation of Sithe Energies, Inc.	19	—
Other investing activities	(6)	32

Net cash flows used in investing activities	(1,736)	(2,109)

Cash flows from financing activities
Issuance of long-term debt	232	3,015
Retirement of long-term debt	(1,629)	(2,922)
Issuance of long-term debt to financing affiliate	—	103
Retirement of long-term debt to financing affiliates	(728)	—
Change in short-term debt	164	(355)
Issuance of mandatorily redeemable preferred securities	—	200
Retirement of mandatorily redeemable preferred securities	—	(250)
Retirement of preferred stock of subsidiaries	—	(50)
Payment on acquisition note payable to Sithe Energies, Inc.	(27)	(446)
Dividends paid on common stock	(831)	(620)
Proceeds from employee stock plans	240	181
Purchase of treasury stock	(82)	—
Other financing activities	34	(96)

Net cash flows used in financing activities	(2,627)	(1,240)

Increase in cash and cash equivalents	35	35
Cash and cash equivalents at beginning of period	493	469

Cash and cash equivalents, including cash classified as held for sale	528	504
Cash classified as held for sale on the consolidated balance sheet	—	(11)

Cash and cash equivalents at end of period	$528	$493

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2003
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,378	$—		$3,378	$3,577	$—		$3,577

Operating expenses
Purchased power	620	—		620	767	—		767
Fuel	574	—		574	626	—		626
Operating and maintenance	1,056	(71	)(b),(c),(d),(e),(f)	985	1,146	(139	)(d),(h),(i)	1,007
Depreciation and amortization	324	(16	)(c)	308	284	—		284
Taxes other than income	163	—		163	92	—		92

Total operating expenses	2,737	(87)		2,650	2,915	(139)		2,776

Operating income	641	87		728	662	139		801

Other income and deductions
Interest expense	(216)	4	(c)	(212)	(221)	—		(221)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(8)	—		(8)
Equity in losses of unconsolidated affiliates	(55)	36	(c)	(19)	(49)	1	(d)	(48)
Other, net	19	24	(g)	43	(36)	32	(e),(i)	(4)

Total other income and deductions	(253)	64		(189)	(314)	33		(281)

Income before income taxes and minority interest	388	151		539	348	172		520

Income taxes	35	124	(c),(e)	159	73	64		137

Income before minority interest	353	27		380	275	108		383

Minority interest	10	1	(e)	11	(1)	—		(1)

Net income	$363	$28		$391	$274	$108		$382

Earnings per average common share

Basic:	$0.55	$0.04		$0.59	$0.42	$0.17		$0.59

Diluted:	$0.54	$0.04		$0.58	$0.41	$0.17		$0.58
Average common shares outstanding
Basic	664			664	655			655
Diluted	672			672	661			661

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:

Investments in synthetic fuel-producing facilities		$0.04				$—
Exelon Way severance and severance-related charges		(0.03)				(0.09)
Losses associated with debt retirements		(0.02)				—
Charges associated with Generation’s investment in Sithe Energies, Inc.		(0.02)				(0.02)
Charges associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.		(0.01)				—
Enterprises’ Services goodwill impairment		—				(0.03)
Enterprises’ impairments due to anticipated sale		—				(0.03)

Total adjustments		$(0.04)				$(0.17)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance and severance-related charges associated with The Exelon Way.

(e)	Adjustment to exclude charges associated with Generation’s investment in Sithe Energies, Inc.

(f)	Adjustment to exclude transactional costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(g)	Adjustment to exclude losses associated with debt retirements at ComEd.

(h)	Adjustment for Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(i)	Adjustments for Enterprises’ impairment charges due to anticipated sales recorded during 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income

(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2004				Twelve Months Ended December 31, 2003
				Adjusted				Adjusted
	GAAP (a,b)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$14,515	$(248	)(c)	$14,267	$15,812	$—		$15,812
Operating expenses
Purchased power	2,727	(222	)(c)	2,505	3,841	—		3,841
Fuel	2,355	—		2,355	2,534	—		2,534
Impairment of Boston Generating, LLC long-lived assets	—	—		—	945	(945	)(k)	—
Operating and maintenance	3,976	(207	)(c),(d),(e),(f),(g),(h)	3,769	4,508	(350	)(e),(l),(m),(n)	4,158
Depreciation and amortization	1,305	(57	)(c),(d)	1,248	1,126	—		1,126
Taxes other than income	719	(9	)(c)	710	581	74	(o)	655

Total operating expenses	11,082	(495)		10,587	13,535	(1,221)		12,314

Operating income	3,433	247		3,680	2,277	1,221		3,498

Other income and deductions
Interest expense	(905)	23	(c),(d)	(882)	(881)	—		(881)
Distributions on preferred securities of subsidiaries	(3)	—		(3)	(39)	—		(39)
Equity in earnings (losses) of unconsolidated affiliates	(153)	84	(d)	(69)	33	4	(e)	37
Other, net	140	40	(c),(i)	180	(261)	276	(f),(l),(n)	15

Total other income and deductions	(921)	147		(774)	(1,148)	280		(868)

Income before income taxes, minority interest and cumulative effect of changes in accounting principles	2,512	394		2,906	1,129	1,501		2,630
Income taxes	692	368	(d),(f)	1,060	331	580		911

Income before minority interest and cumulative effect of changes in accounting principles	1,820	26		1,846	798	921		1,719
Minority interest	21	1	(f)	22	(5)	—		(5)

Income before cumulative effect of changes in accounting principles	1,841	27		1,868	793	921		1,714
Cumulative effect of changes in accounting principles, net of income taxes	23	(32	)(j)	(9)	112	(112	)(p)	—

Net income	$1,864	$(5)		$1,859	$905	$809		$1,714

Earnings per average common share
Basic:
Income before cumulative effect of changes in accounting principles	$2.79	$0.05		$2.84	$1.22	$1.41		$2.63
Cumulative effect of changes in accounting principles, net of income taxes	0.03	(0.05)		(0.02)	0.17	(0.17)		—

Net income	$2.82	$—		$2.82	$1.39	$1.24		$2.63

Diluted:
Income before cumulative effect of changes in accounting principles	$2.75	$0.05		$2.80	$1.21	$1.40		$2.61
Cumulative effect of changes in accounting principles, net of income taxes	0.03	(0.05)		(0.02)	0.17	(0.17)		—

					.
Net income	$2.78	$—		$2.78	$1.38	$1.23		$2.61

Average common shares outstanding
Basic	661			661	651			651
Diluted	669			669	657			657
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Losses associated with debt retirements		$(0.12)				$—
Investments in synthetic fuel-producing facilities		0.10				—
Exelon Way severance and severance-related charges		(0.07)				(0.24)
Cumulative effect pursuant to FIN No. 46-R		0.05				—
Settlement associated with the storage of spent fuel		0.04				—
2004 financial impact of Boston Generating, LLC		0.03				—
Charges associated with Generation’s investment in Sithe Energies, Inc.		(0.02)				(0.27)
Charges associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.		(0.01)				—
2003 impairment of Boston Generating, LLC long-lived assets		—				(0.87)
Cumulative effect of adopting SFAS No. 143		—				0.17
Property tax accrual reductions		—				0.07
Enterprises’ Services goodwill impairment		—				(0.03)
Enterprises’ impairments due to anticipated sale		—				(0.03)
March 3, 2003 ComEd Settlement Agreement		—				(0.03)

Total adjustments		$—				$(1.23)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Consolidated results for the twelve months ended December 31, 2004 include a $24 million reduction in net periodic postretirement benefit cost due to the early adoption of FSP FAS 106-2 in the second quarter of 2004, including $6 million related to the three months ended March 31, 2004. Previously reported financial information for the three months ended March 31, 2004 will be adjusted when presented for comparative purposes in future periods.

(c)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(d)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(e)	Adjustment to exclude severance and severance-related charges associated with The Exelon Way.

(f)	Adjustments for impairments and other charges associated with Generation’s investment in Sithe Energies, Inc.

(g)	Adjustment to exclude transactional costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(h)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(i)	Adjustment to exclude losses associated with debt retirements at ComEd.

(j)	Adjustment for the cumulative effect of adopting FIN No. 46-R.

(k)	Adjustment for the impairment of Boston Generating, LLC’s long-lived assets recorded during the third quarter of 2003.

(l)	Adjustment for the March 3, 2003 ComEd Settlement Agreement.

(m)	Adjustment for Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(n)	Adjustments for Enterprises’ impairment charges due to anticipated sales recorded during 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(o)	Adjustment for a reduction of property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(p)	Adjustment for the cumulative effect of adopting SFAS No. 143.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended December 31, 2004 and 2003

2003 GAAP Earnings per Diluted Share	$0.41

2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Exelon Way Severance and Severance-Related Charges (1)	0.09
Enterprises’ Services Goodwill Impairment (2)	0.03
Enterprises’ Impairments Due to Anticipated Sale (3)	0.03
Charge Associated with Generation’s Investment in Sithe Energies, Inc. (4)	0.02

2003 Adjusted (non-GAAP) Operating Earnings	0.58

Year Over Year Effects on Earnings:
Energy Margins:
Weather	—
Energy Delivery, Excluding Weather (5)	(0.02)
Generation, Excluding Mark-to-Market (6)	0.03
Mark-to-Market	(0.03)
Higher Taxes Other Than Income (7)	(0.07)
Acquisition of Remaining 50% of AmerGen (8)	0.05
Financial Impact of Enterprises (9)	0.02
Lower Interest Expense (10)	0.01
Higher Depreciation and Amortization Expense (11)	(0.01)
Operating and Maintenance Expense (12)	—
Boston Generating, LLC 2003 Impact (13)	0.02

2004 Adjusted (non-GAAP) Operating Earnings	0.58

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Investments in Synthetic Fuel-Producing Facilities (14)	0.04
Exelon Way Severance and Severance-Related Charges (1)	(0.03)
Losses Associated with Debt Retirements (15)	(0.02)
Charges Associated with Generation’s Investment in Sithe Energies, Inc. (4)	(0.02)
Charges Associated with Exelon’s Anticipated Merger with Public Service Enterprise Group Inc. (16)	(0.01)

2004 GAAP Earnings per Diluted Share	$0.54

(1)	Reflects severance and severance-related charges recorded during 2003 and 2004 associated with The Exelon Way.

(2)	Reflects Enterprises’ goodwill impairment charge at Exleon Services Inc. (Services) recorded during the fourth quarter of 2003.

(3)	Reflects Enterprises’ impairment charges recorded during the fourth quarter of 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(4)	Reflects charges associated with Generation’s investment in Sithe Energies, Inc. recorded during the fourth quarters of 2003 and 2004.

(5)	Reflects unfavorable pricing and rate mix, partially offset by increased electric weather-normalized volume at Energy Delivery.

(6)	Reflects increased energy margins at Generation, excluding the effects of AmerGen, Sithe, Boston Generating, and mark-to-market, primarily due to the favorable impacts of Generation’s forward hedging program and lower fuel costs compared to 2003.

(7)	Reflects higher taxes other than income, primarily due to a favorable 2003 settlement related to coal use tax at ComEd and higher property and capital stock taxes at Generation. Excludes the effects of Enterprises, AmerGen, Sithe and Boston Generating.

(8)	Reflects the impact on net income of the acquisition of the remaining 50% of AmerGen.

(9)	Reflects the impact on net income of Enterprises, excluding goodwill and other impairment charges recorded during 2003 and severance and severance-related charges associated with The Exelon Way recorded during 2003 and 2004.

(10)	Reflects lower interest expense at Energy Delivery due to debt retirements. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(11)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher CTC amortization at PECO. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(12)	Excludes the effects of decommissioning, Enterprises, AmerGen, Sithe, Boston Generating, investments in synthetic fuel-producing facilities, Exelon Way severance and severance-related charges and transactional costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(13)	Reflects the 2003 financial impact of Boston Generating.

(14)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(15)	Reflects losses associated with debt retirements at ComEd.

(16)	Reflects external costs incurred prior to the announcement of Exelon’s proposed merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Twelve Months Ended December 31, 2004 and 2003

2003 GAAP Earnings per Diluted Share	$1.38

2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Boston Generating, LLC Long-Lived Assets Impairment (1)	0.87
Impairment and Other Charges Associated with Generation’s Investment in Sithe Energies, Inc. (2)	0.27
Exelon Way Severance and Severance-Related Charges (3)	0.24
Cumulative Effect of Adopting SFAS No. 143	(0.17)
Property Tax Accrual Reductions (4)	(0.07)
Enterprises’ Services Goodwill Impairment (5)	0.03
Enterprises’ Impairments Due to Anticipated Sale (6)	0.03
March 3, 2003 ComEd Settlement Agreement (7)	0.03

2003 Adjusted (non-GAAP) Operating Earnings	2.61

Year Over Year Effects on Earnings:
Energy Margins:
CTC (8)	(0.12)
Weather (9)	(0.09)
Energy Delivery, Excluding CTC Recoveries and Weather (10)	0.14
Generation, Excluding Mark-to-Market (11)	0.13
Mark-to-Market	—
Acquisition of Remaining 50% of AmerGen (12)	0.11
Lower Operating and Maintenance Expense (13)	0.07
Higher Depreciation and Amortization Expense (14)	(0.07)
Financial Impact of Enterprises (15)	0.07
Higher Taxes Other Than Income (16)	(0.06)
Lower Interest Expense (17)	0.05
Share Differential (18)	(0.05)
Financial Impact of Sithe (19)	(0.03)
Boston Generating, LLC 2003 Impact (20)	0.02

2004 Adjusted (non-GAAP) Operating Earnings	2.78

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Losses Associated with Debt Retirements (21)	(0.12)
Investments in Synthetic Fuel-Producing Facilities (22)	0.10
Exelon Way Severance and Severance-Related Charges (3)	(0.07)
Cumulative Effect of Adopting FIN No. 46-R	0.05
Settlement Associated with the Storage of Spent Fuel (23)	0.04
Boston Generating, LLC 2004 Impact (24)	0.03
Charges Associated with Generation’s Investment in Sithe Energies, Inc. (2)	(0.02)
Charges Associated with Exelon’s Anticipated Merger with Public Service Enterprise Group Inc. (25)	(0.01)

2004 GAAP Earnings per Diluted Share	$2.78

(1)	Reflects an impairment of the long-lived assets of Boston Generating, LLC recorded during the third quarter of 2003.

(2)	Reflects impairments and other charges associated with Generation’s investment in Sithe Energies, Inc. recorded during the first, third and fourth quarters of 2003 and the fourth quarter of 2004.

(3)	Reflects severance and severance-related charges recorded during 2003 and 2004 associated with The Exelon Way.

(4)	Reflects the reduction of certain property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(5)	Reflects Enterprises’ goodwill impairment charge at Exleon Services Inc. (Services) recorded during the fourth quarter of 2003.

(6)	Reflects Enterprises’ impairment charges recorded during the fourth quarter of 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(7)	Reflects the March 3, 2003 ComEd Settlement Agreement, an agreement reached during the first quarter of 2003 by ComEd and various Illinois suppliers, customers and governmental parties, regarding several matters affecting ComEd’s rates for electric service.

(8)	Reflects a decrease in the CTC rates recovered by ComEd due to increased wholesale market prices of electricity and other adjustments to the energy component.

(9)	Reflects unfavorable weather conditions in the ComEd and PECO service territories in 2004 as compared to 2003, primarily due to milder weather.

(10)	Reflects increased electric weather-normalized volume at Energy Delivery, partially offset by unfavorable rate mix and decreased revenues due to customers purchasing energy from alternative electric suppliers or the ComEd PPO.

(11)	Reflects increased energy margins at Generation, excluding the effects of AmerGen, Sithe, Boston Generating, and mark-to-market, primarily due to a decrease in capacity payments to Midwest Generation and forward hedging of fuel at lower costs than realized in 2003, partially offset by lower average realized sales to Energy Delivery primarily due to milder than normal weather.

(12)	Reflects the impact on net income of the acquisition of the remaining 50% of AmerGen.

(13)	Reflects decreased operating and maintenance expenses primarily due to a favorable legal settlement reached by Generation during the fourth quarter of 2004, cost savings related to The Exelon Way program and reduced storm costs, partially offset by increased outage costs. Excludes the effects of decommissioning, Enterprises, AmerGen, Sithe, Boston Generating, investments in synthetic fuel-producing facilities, a spent fuel settlement, Exelon Way severance and severance-related charges, the March 3, 2003 ComEd Settlement Agreement and transactional costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(14)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher CTC amortization at PECO. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(15)	Reflects the impact on net income of Enterprises, excluding goodwill and other impairment charges recorded during 2003 and severance and severance-related charges associated with The Exelon Way recorded during 2003 and 2004, due to gains recognized in 2004 related to the sale of the Chicago Thermal operations, PECO Telcove and certain businesses of Exelon Services, Inc.

(16)	Reflects higher taxes other than income, primarily due to a favorable 2003 settlement related to coal use tax at ComEd, a favorable 2003 settlement related to use tax at PECO and higher real estate taxes and capital stock taxes at Generation. Excludes the effects of Enterprises, AmerGen, Sithe and Boston Generating.

(17)	Reflects lower interest expense at Energy Delivery due to refinancing of existing debt at lower rates, debt retirements and scheduled principal payments. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(18)	Reflects dilution in earnings per share due to increased diluted common shares outstanding.

(19)	Reflects the impact on net income of Generation’s investment in Sithe, excluding certain impairment and other charges recorded during the first, third and fourth quarters of 2003 and the fourth quarter of 2004.

(20)	Reflects the 2003 financial impact of Boston Generating.

(21)	Reflects losses associated with debt retirements at ComEd.

(22)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(23)	Reflects a settlement gain related to the storage of spent nuclear fuel.

(24)	Reflects the 2004 financial impact of Boston Generating.

(25)	Reflects external costs incurred prior to the announcement of Exelon’s proposed merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended December 31,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	33,653		28,400	18.5%
Purchased Power — Generation (a)	11,810	(b)	19,679	(40.0)%
Fossil, excluding Sithe Energies, and Hydro	2,646		6,269	(57.8)%

Power Team Supply	48,109		54,348	(11.5)%
Purchased Power — Other	159		230	(30.9)%

Total Electric Supply Available for Sale	48,268		54,578	(11.6)%
Less: Line Loss and Company Use	(2,541)		(3,015)	(15.7)%

Total Supply	45,727		51,563	(11.3)%

Energy Sales
Retail Sales	31,512		30,610	2.9%
Power Team Market Sales (a)	19,824	(b)	26,390	(24.9)%
Interchange Sales and Sales to Other Utilities	570		477	19.5%

	51,906		57,477	(9.7)%
Less: Distribution Only Sales	(6,179)		(5,914)	4.5%

Total Energy Sales	45,727		51,563	(11.3)%

	Twelve Months Ended December 31,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	136,621		117,502	16.3%
Purchased Power — Generation (a)	48,968	(b)	83,692	(41.5)%
Fossil, excluding Sithe Energies, and Hydro	17,010		24,310	(30.0)%

Power Team Supply	202,599		225,504	(10.2)%
Purchased Power — Other	585		659	(11.2)%

Total Electric Supply Available for Sale	203,184		226,163	(10.2)%
Less: Line Loss and Company Use	(9,264)		(9,034)	2.5%

Total Supply	193,920		217,129	(10.7)%

Energy Sales
Retail Sales	130,945		127,758	2.5%
Power Team Market Sales (a)	86,049	(b)	107,267	(19.8)%
Interchange Sales and Sales to Other Utilities	2,470		2,556	(3.4)%

	219,464		237,581	(7.6)%
Less: Distribution Only Sales	(25,544)		(20,452)	24.9%

Total Energy Sales	193,920		217,129	(10.7)%

(a)	Purchased power and market sales do not include trading volume of 6,432 GWhs and 4,052 GWhs for the three months ended December 31, 2004 and 2003, respectively, and 24,001 GWhs and 32,584 GWhs for the twelve months ended December 31, 2004 and 2003, respectively.

(b)	Purchased power and market sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 6,907 GWhs and 25,464 GWhs for the three and twelve months ended December 31, 2004, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
Three Months Ended December 31, 2004 and 2003

	ComEd					PECO
Electric Deliveries (in GWhs)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	6,224		5,959		4.4%	2,427	2,635	(7.9)%
Small Commercial & Industrial	4,953		5,052		(2.0)%	1,568	1,559	0.6%
Large Commercial & Industrial	1,792		1,216		47.4%	3,639	3,549	2.5%
Public Authorities & Electric Railroads	568		1,107		(48.7)%	228	205	11.2%

Total Full Service	13,537		13,334		1.5%	7,862	7,948	(1.1)%

PPO (ComEd Only)
Small Commercial & Industrial	941		772		21.9%
Large Commercial & Industrial	1,439		702		105.0%
Public Authorities & Electric Railroads	96		428		(77.6)%

	2,476		1,902		30.2%

Delivery Only (b)
Residential	(d	)	(d	)		452	192	135.4%
Small Commercial & Industrial	1,701		1,679		1.3%	385	411	(6.3)%
Large Commercial & Industrial	3,305		3,015		9.6%	191	170	12.4%
Public Authorities & Electric Railroads	145		447		(67.6)%	—	—

	5,151		5,141		0.2%	1,028	773	33.0%

Total PPO and Delivery Only	7,627		7,043		8.3%	1,028	773	33.0%

Total Retail Deliveries	21,164		20,377		3.9%	8,890	8,721	1.9%

Gas Deliveries (mmcf) (PECO only)						25,557	24,125	5.9%

Revenue (in millions)
Full Service (a)
Residential	$515		$494		4.3%	$296	$322	(8.1)%
Small Commercial & Industrial	372		378		(1.6)%	169	169	0.0%
Large Commercial & Industrial	84		64		31.3%	272	264	3.0%
Public Authorities & Electric Railroads	36		69		(47.8)%	21	19	10.5%

Total Full Service	1,007		1,005		0.2%	758	774	(2.1)%

PPO (ComEd Only) (c)
Small Commercial & Industrial	62		51		21.6%
Large Commercial & Industrial	77		40		92.5%
Public Authorities & Electric Railroads	5		22		(77.3)%

	144		113		27.4%

Delivery Only (b)
Residential	(d	)	(d	)		34	13	161.5%
Small Commercial & Industrial	31		33		(6.1)%	19	20	(5.0)%
Large Commercial & Industrial	45		42		7.1%	5	5	0.0%
Public Authorities & Electric Railroads	3		8		(62.5)%	—	—

	79		83		(4.8)%	58	38	52.6%

Total PPO and Delivery Only	223		196		13.8%	58	38	52.6%

Total Retail Electric Revenue	1,230		1,201		2.4%	816	812	0.5%

Wholesale and Miscellaneous Revenue (e)	114		91		25.3%	52	52	0.0%

Gas Revenue (PECO only)	n/a		n/a			224	196	14.3%

Total Revenues	$1,344		$1,292		4.0%	$1,092	$1,060	3.0%

Heating and Cooling Degree-Days	2004	2003	Normal	2004	2003	Normal
Heating Degree-Days	2,077	2,116	2,311	1,588	1,573	1,671
Cooling Degree-Days	5	2	10	2	8	19

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of December 31, 2004, no alternative electric supplier has approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION
Energy Delivery Sales Statistics
Twelve Months Ended December 31, 2004 and 2003

	ComEd					PECO
Electric Deliveries (in GWhs)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	26,463		26,206		1.0%	10,349	11,358	(8.9)%
Small Commercial & Industrial	20,186		21,541		(6.3)%	6,728	6,624	1.6%
Large Commercial & Industrial	6,061		5,921		2.4%	14,908	14,739	1.1%
Public Authorities & Electric Railroads	4,221		5,125		(17.6)%	914	897	1.9%

Total Full Service	56,931		58,793		(3.2)%	32,899	33,618	(2.1)%

PPO (ComEd Only)
Small Commercial & Industrial	3,594		3,318		8.3%
Large Commercial & Industrial	4,223		4,348		(2.9)%
Public Authorities & Electric Railroads	1,670		1,925		(13.2)%

	9,487		9,591		(1.1)%

Delivery Only (b)
Residential	(d	)	(d	)		2,158	900	139.8%
Small Commercial & Industrial	7,107		6,006		18.3%	1,687	1,455	15.9%
Large Commercial & Industrial	12,422		9,909		25.4%	760	780	(2.6)%
Public Authorities & Electric Railroads	1,410		1,402		0.6%	—	—

	20,939		17,317		20.9%	4,605	3,135	46.9%

Total PPO and Delivery Only	30,426		26,908		13.1%	4,605	3,135	46.9%

Total Retail Deliveries	87,357		85,701		1.9%	37,504	36,753	2.0%

Gas Deliveries (mmcf) (PECO only)						87,097	88,262	(1.3)%

Revenue (in millions)
Full Service (a)
Residential	$2,295		$2,272		1.0%	$1,317	$1,444	(8.8)%
Small Commercial & Industrial	1,604		1,667		(3.8)%	756	753	0.4%
Large Commercial & Industrial	290		304		(4.6)%	1,113	1,090	2.1%
Public Authorities & Electric Railroads	261		316		(17.4)%	80	80	0.0%

Total Full Service	4,450		4,559		(2.4)%	3,266	3,367	(3.0)%

PPO (ComEd Only) (c)
Small Commercial & Industrial	246		225		9.3%
Large Commercial & Industrial	240		240		0.0%
Public Authorities & Electric Railroads	92		103		(10.7)%

	578		568		1.8%

Delivery Only (b)
Residential	(d	)	(d	)		164	65	152.3%
Small Commercial & Industrial	134		139		(3.6)%	86	75	14.7%
Large Commercial & Industrial	170		175		(2.9)%	20	21	(4.8)%
Public Authorities & Electric Railroads	28		33		(15.2)%	—	—

	332		347		(4.3)%	270	161	67.7%

Total PPO and Delivery Only	910		915		(0.5)%	270	161	67.7%

Total Retail Electric Revenue	5,360		5,474		(2.1)%	3,536	3,528	0.2%

Wholesale and Miscellaneous Revenue (e)	443		340		30.3%	203	215	(5.6)%

Gas Revenue (PECO only)	n/a		n/a			748	645	16.0%

Total Revenues	$5,803		5,814		(0.2)%	$4,487	$4,388	2.3%

Heating and Cooling Degree-Days	2004	2003	Normal	2004	2003	Normal
Heating Degree-Days	6,053	6,447	6,498	4,663	4,921	4,787
Cooling Degree-Days	615	695	830	1,272	1,277	1,235

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of December 31, 2004, no alternative electric supplier has approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004		2003 (a)	2004		2003 (a)
GWh Sales
Energy Delivery	26,828		26,446	110,465		112,688
Market and Retail Sales	21,281	(c)	27,902	92,134	(c)	112,816

Total Sales (b)	48,109		54,348	202,599		225,504

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$30.75		$30.55	$33.94		$34.00
Market and Retail Sales (d)	34.11		35.48	35.03		36.40
Total Sales - without trading	32.24		33.08	34.43		35.20

Average Purchased Power and Fuel Cost - without trading	$19.09		$22.36	$20.59		$25.48

Average Margin - without trading	$13.15		$10.72	$13.84		$9.72

Around-the-clock Market Prices ($/MWh)
PJM	$38.84		$30.92	$42.34		$38.02
MAIN	29.99		23.08	31.15		28.32

2005 Forward market prices - January through December
Around-the-clock Market Prices ($/MWh)
PJM	$44.39
MAIN	32.55
Gas Prices ($/Mmbtu)
Henry Hub	$6.25

(a)	Effective January 1, 2004, Exelon Energy Company became a part of Generation. Statistics for the three and twelve months ended December 31, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during those periods.

(b)	Total sales do not include trading volume of 6,432 GWhs and 4,052 GWhs for the three months ended December 31, 2004 and 2003, respectively, and 24,001 GWhs and 32,584 GWhs for the twelve months ended December 31, 2004 and 2003, respectively.

(c)	Market and retail sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 6,907 GWhs and 25,464 GWhs for the three and twelve months ended December 31, 2004.

(d)	Market and retail sales exclude revenues related to tolling agreements of $65 million and $0 million for the three months ended December 31, 2004 and 2003, respectively; and $332 million and $99 million for the twelve months ended December 31, 2004 and 2003, respectively.